PRESS RELEASE

deltathree Reports Fourth Quarter and
Full Year 2007 Financial Results

New York, NY - March 5, 2008 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users worldwide, today announced financial results for the fourth quarter and full year 2007 ended December 31, 2007.

Fourth Quarter 2007 Highlights

•
RCN launched new Starpower Internet Phone Service powered by deltathree’s Hosted Consumer VoIP solution, marking another milestone for deltathree since this launch represents the Company’s first VoIP deployment for a major cable operator customer.

•	Expanded VoIP market reach in fast-growing Asian VoIP communications market with direct international Voice Termination Services throughout Asia.

•	Strengthened North American VoIP customer offerings with new direct inbound phone number service capabilities to support Canadian service providers, resellers and consumers.

•	Launched initial implementation of cost efficiency and headcount reduction initiatives aimed at bringing the Company’s cost structure and cash utilization in line with current business levels.

For the full year 2007 period, deltathree reported total revenues of $29.5 million compared to $38.0 million in the full year 2006 period, a decrease of approximately $8.5 million year-over-year. Revenues for the fourth quarter of 2007 totaled $6.3 million, a decrease of $2.4 million from the $8.7 million reported for the fourth quarter of 2006.

Fourth quarter and full year 2007 GAAP (as defined below) net loss results include the impact of a non-cash charge of $2.7 million, or $0.08 per diluted share, related to the write-down of intangible assets associated with the Company’s previous acquisition of the service provider and consumer businesses of Go2Call.com, Inc.

For the full year 2007 period, deltathree reported a GAAP net loss of $9.3 million, or $(0.29) per share, compared to GAAP net income of $507,000, or $0.02 per share, for the full year 2006 period. deltathree reported a GAAP net loss for the fourth quarter of 2007 of $5.2 million, or $(0.16) per share, as compared to a GAAP net loss of $107,000, or $(0.00) per share, in the fourth quarter of 2006.

For the full year 2007 period, deltathree reported a non-GAAP adjusted EBITDA loss of $3.8 million, or $(0.12) per share, compared to non-GAAP adjusted EBITDA positive results of $2.0 million, or $0.07 per share, for the full year 2006. Non-GAAP adjusted EBITDA loss for the fourth quarter of 2007 totaled $1.9 million, or $(0.06) per share, compared to non-GAAP adjusted EBITDA positive results of $224,000, or $0.01 per share, in the fourth quarter of 2006.

deltathree defines adjusted EBITDA as earnings before the write down of non-cash intangible assets related to the acquisition of certain assets from Go2Call, non-cash stock-based compensation, interest, taxes, depreciation and amortization. The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (“GAAP”). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of December 31, 2007, deltathree held approximately $8.6 million in cash, cash equivalents, short and long-term investments as well as restricted cash, with no outstanding debt.

deltathree Operational Review

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, “While we experienced sequential growth in our core VoIP service provider business, driven by our Hosted Consumer VoIP offering, our progress growing that segment of our business was more than offset by pressures in the reseller segment of our target markets. As we look back on the fourth quarter and full year 2007, we see that it was a particularly challenging period, as increased competition and pricing pressure in the VoIP reseller and direct to consumer markets, combined with increased regulatory constraints in select foreign markets, negatively impacted our business, particularly as the year progressed. In light of these factors, during the second half of the fourth quarter of 2007 and the first quarter of 2008 we began to implement a range of initiatives aimed at reducing our core operating costs, increasing operating efficiencies and ultimately reducing our quarterly cash utilization in order to streamline our operations. These initial actions include, among others, a material reduction in headcount and professional service agreements and the renegotiation of certain long-term agreements and real estate obligations.

“Our goals for 2008 focus on stabilizing our core business and accelerating the growth of our Hosted Consumer VoIP Solution targeting the service provider market, increasing margins by focusing on the most attractive segments of the global VoIP reseller markets as well as reducing our overall operating cost structure and improving our quarterly operating cash flow. To support our efforts to establish a strong foundation upon which to return deltathree to a path of long-term growth and profitability, the senior management team and Board of Directors have initiated a comprehensive review of the Company’s strategy, near-term initiatives and implementation with assistance of a strategic advisory firm,” concluded Mr. Zimels.

Conference Call Details

The deltathree fourth quarter and full year 2007 earnings conference call will be webcast live at 4:30 p.m. ET (1:30 a.m. PT) today, March 5, 2008. Investors are invited to listen to the live call by dialing 1-800-230-1093 in the United States or by dialing 1-612-332-0630 when calling internationally. Investors worldwide can also listen to the call live via deltathree’s website www.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree website.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under GAAP. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the Company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider / Reseller channel and the direct-to-consumer channel. deltathree’s advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree’s Consumer Group consists of the award-winning iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic’s GLOBARANGE hybrid phone.

For more information about deltathree, please visit our website: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iConnectHere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements, including expectations relating to our acquisition of certain assets from Go2Call and expected synergies. Among the factors that could cause actual results to differ are: our failure to successfully integrate Go2Call assets and certain personnel into our business and achieve expected synergies; our failure to retain key customers; uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:	Media Relations Contact:
Erik Knettel	Tatiana Kirkbride
The Global Consulting Group	deltathree, Inc.
(646) 284-9415	(212) 500-4836
ir@deltathree.com	pr@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	As of December 31,	As of December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$1,649	$3,790
Restricted cash and short-term investments	5,883	12,067
Accounts receivable, net	1,061	1,286
Prepaid expenses and other current assets	526	444
Inventory	193	155
Total current assets	9,312	17,742

Restricted cash and long-term investments.	1,085	1,085

Property and equipment, net	2,882	3,458

Goodwill	2,002	-

Intangible assets, net	1,902	-

Deposits	116	110

Total assets	$17,299	$22,395

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital leases	69	-
Accounts payable	2,505	2,916
Deferred revenues	551	1,099
Other current liabilities	1,665	1,545
Total current liabilities	4,790	5,560

Long-term liabilities:
Capital leases, net of current portion	144	-
Severance pay obligations	341	217
Total long-term liabilities	485	217

Total liabilities	5,275	5,777

Stockholders’ equity:
Class A common stock, par value $0.001	33	30
Additional paid-in capital	172,747	168,030
Accumulated deficit	(160,756)	(151,442)

Total stockholders’ equity	12,024	16,618

Total liabilities and stockholders’ equity	$17,299	$22,395

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenues	$6,303	$8,701	$29,477	$37,953

Costs and operating expenses:
Cost of revenues	4,996	5,684	21,107	24,375
Research and development expenses	1,273	958	4,669	4,043
Selling and marketing expenses	1,256	1,207	5,068	4,956
General and administrative expenses	789	731	2,952	3,088
Depreciation and amortization	519	404	2,644	1,543
Write down of intangible asset	2,680	-	2,680	-

Total costs and operating expenses	11,513	8,984	39,120	38,005

Loss from operations	(5,210)	(283)	(9,643)	(52)

Other non operating income	13	-	13	-
Interest income, net	50	181	442	620
Net (loss) income before taxes	(5,147)	(102)	(9,188)	568
Income taxes	8	5	126	61
Net (loss) income	$(5,155)	$(107)	$(9,314)	$507

Basic net (loss) income per share	$(0.16)	$(0.00)	$(0.29)	$0.02

Diluted net (loss) income per share	$(0.16)	$(0.00)	$(0.29)	$0.02

Basic weighted average number of shares outstanding	32,843,752	29,807,755	32,427,118	29,771,470

Diluted weighted average number of shares outstanding	32,843,752	29,807,755	32,427,118	30,129,011

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	Year ended December 31,
	2007	2006
Cash flows from operating activities

(Loss) income for the period	$(9,314)	$507

Adjustments to reconcile (loss) income for the period to net cash (used in) provided by operating activities:
Write down for intangible asset	2,680	-
Depreciation of property and equipment	1,576	1,543
Amortization of intangible assets	1,068	-
Capital gain, net	-	(1)
Stock based compensation	485	480
Provision for losses on accounts receivable	110	25
Increase in liability for severance pay, net	124	62
Exchange rates differences on deposits, net	(6)	-

Changes in assets and liabilities:
Decrease (increase) in accounts receivable	115	(608)
(Increase) decrease in prepaid expenses and other current assets	(82)	168
(Increase) decrease in inventory	(38)	87
(Decrease) in accounts payable	(778)	(988)
(Decrease) increase in deferred revenues	(1,172)	755
Increase in other current liabilities	120	5
	4,202	1,528
Net cash (used in) provided by operating activities	(5,112)	2,035

Cash flows from investing activities:
Purchase of property and equipment	(724)	(883)
Proceeds from disposal of property and equipment	-	14
Increase in deposits	-	(5)
Decrease (increase) in short-term investments	6,184	(1,419)
Long-term investments, net	-	131
Purchase of Go2Call operations, net	(2,509)	-
Net cash provided by (used in) investing activities	2,951	(2,162)

Cash flows from financing activities:
Payment of capital leases	(12)	-
Proceeds from exercise of employee options	32	70
Net cash provided by financing activities	20	70

Decrease in cash and cash equivalents	(2,141)	(57)
Cash and cash equivalents at beginning of period	3,790	3,847
Cash and cash equivalents at end of the period	$1,649	$3,790

	Year ended December 31,
	2007	2006
Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$108	$68

Supplemental schedule of non cash investing and financing activities:
Acquisition of capital leases	$225	$-
Cancellation of treasury stock	$-	$210

Supplemental schedule of acquisition of Go2Call
Fixed assets	$51
Goodwill	$2,002
Intangible asset	$5,650
Accounts payable	$(367)
Deferred revenues	$(624)
Stock issuance	$(4,203)
Total	$2,509

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2007		2006	2007		2006
	($ in thousands, except share data)
Net (loss) income in accordance with generally accepted accounting principles		$(5,155)	$(107)		$(9,314)	$507

Add/(less):
Write down of intangible asset		2,680	-		2,680	-
Depreciation and amortization		519	404		2,644	1,543
Stock based compensation		131	103		485	480
Interest Income, net		(50)	(181)		(442)	(620)
Income taxes		8	5		126	61

Adjusted EBITDA*		$(1,867)	$224		$(3,821)	$1,971

Basic adjusted EBITDA per share		$(0.06)	$0.01		$(0.12)	$0.07

Diluted adjusted EBITDA per share	$	(0.06)	$0.01	$	(0.12)	$0.07

Basic weighted average number of shares outstanding		32,843,752	29,807,755		32,427,118	29,771,470

Diluted weighted average number of shares outstanding		32,843,752	29,807,755		32,427,118	30,129,011

*Adjusted EBITDA represents earnings before the write down of non-cash intangible assets related to the acquisition of certain assets of Go2Call, non-cash stock-based compensation, interest, taxes, depreciation and amortization.